Notice to Contract Owner
                     Important ! Please respond immediately.

February 1999

Dear Triple Advantage Contract Owner:

The Board of Directors of the Dreyfus Socially Responsible Growth Fund, Inc. has called a Special Joint Meeting of the Stockholders of the Portfolio to be held April 14, 1999, for the purposes explained in the enclosed Notice of Special Joint Meetings of Stockholder and combined Proxy Statement.

The Dreyfus Socially Responsible Growth Fund, Inc. is one of the Portfolios available under the Dreyfus/Transamerica Triple Advantage Variable Annuity. As a shareholder in the Portfolio, Transamerica will vote its shares at this meeting. As a Contract Owner you have the right to instruct Transamerica how to vote. Transamerica will vote all its shares in accordance with the instructions it receives. This mailing is to solicit these instructions from you.

Enclosed are:

1. An Instruction Form that you should use to instruct Transamerica how to vote the Portfolio shares it holds.

2. The proxy solicitation materials from the Portfolio including a Notice of Special Joint Meetings of Stockholders and Combined Proxy Statement. Review these to learn more about the meeting and the proposals which will be voted on.

3. A postage paid envelope to return your Instruction Form.

Please mark your instructions on the Instruction Form, sign, date and return it in the enclosed envelope. If you have any questions, please call our Transamerica Service Center at (800) 258-4260 or in New York only, (800) 241-4261.

                                INSTRUCTION FORM
                       TO TRANSAMERICA IN CONNECTION WITH
                             THE PROXY SOLICITED BY
               THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

The undersigned Contract Owner instructs Transamerica Occidental Life Insurance Company, or Transamerica Life Insurance Company of New York, ("Transamerica") to vote, in the manner indicated below all shares of the Dreyfus Socially Responsible Growth Fund, Inc., attributable, as of February 3, 1999, to the allocation of the Contract Owner's Account Value to the corresponding Sub-Account of Separate Account VA-2L (or VA-2LNY for Transamerica Life Insurance Company of New York) at a Meeting of Stockholders on April 14, 1999, and all adjournments thereof, and to vote in its sole discretion on such other matters as may properly come before the meeting.

This instruction is being solicited by Transamerica as shareholder of the Dreyfus Socially Responsible Growth Fund, Inc. Receipt of the Notice to Contract Owners, the Notice of Special Joint Meetings of Stockholders and the Combined Proxy Statement is hereby acknowledged.

SIGN,  DATE AND  RETURN  THIS  INSTRUCTION  FORM  PROMPTLY  USING  THE  ENCLOSED
ENVELOPE.

Date:  ___________________

If signing is by attorney, executor, administrator, trustee or guardian, please give title.

------------------------------
Contract Owner(s) sign here

TRANSAMERICA/SOCRESP

Please indicate your instructions by filling in the appropriate box below. If no box is checked, Transamerica will take your instructions for the proposals.

1. To approve a new sub-investment advisory agreement between The Dreyfus Corporation ("Dreyfus") and NCM Capital Management Group, Inc. ("NCM"), relating to The Dreyfus Socially Responsible Growth Fund, Inc. (the "Fund"), the terms of which are identical to the terms of the current sub-investment advisory agreement between Dreyfus and NCM, relating to the Fund, in all material respects.

         In their discretion, the proxies are, and each of them is, authorized to vote upon any other business that may properly come before the Meeting or any adjournment(s) thereof, including any adjournment(s) necessary to obtain the requisite quorum or "FOR" approval.

         FOR               AGAINST          ABSTAIN
         ---               --------         --------



                               PLEASE ACT PROMPTLY
                 SIGN, DATE AND MAIL YOUR INSTRUCTION FORM TODAY